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                                                                    EXHIBIT 99.1

                                  ATTACHMENT 1

                            SEATTLE FILMWORKS, INC.
                     1999 STOCK INCENTIVE COMPENSATION PLAN

1.  PURPOSES

     1.1 The purpose of the Seattle Filmworks, Inc. 1999 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of Seattle Filmworks, Inc., a Washington corporation (the "Company"), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

2.  DEFINITIONS
     For purposes of the Plan, the following terms shall be defined as set forth below:

     2.1  Acquired Entities.
          -----------------
     "Acquired Entities" has the meaning given in Section 6.2.

     2.2  Acquisition Transaction.
          -----------------------
     "Acquisition Transaction" has the meaning given in Section 6.2.

     2.3  Award.
          -----

     "Award" means a grant made to a Participant pursuant to the Plan, including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

     2.4  Board.
          -----
     "Board" means the Board of Directors of the Company.

     2.5  Cause.
          -----

     "Cause" means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to the Company, habitual


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abuse of alcohol or a controlled substance, in each case as determined by the
Plan Administrator, and its determination shall be conclusive and binding.

     2.6  Change in Control.
          -----------------

     "Change in Control" means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     2.7  Code.
          ----
     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8  Common Stock.
          ------------
     "Common Stock" means the common stock, par value $.01, of the Company.

     2.9  Disability.
          ----------

     "Disability" means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for the Company and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of the Holder's termination of employment, service or contractual relationship.

     2.10  Exchange Act.
           ------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11  Fair Market Value.
           -----------------

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     "Fair Market Value" shall be as established in good faith by the Plan
Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     2.12  Grant Date.
           ----------

     "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

     2.13  Holder.
           ------

     "Holder" means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

     2.14  Incentive Stock Option.
           ----------------------

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.15  Involuntary Termination.
           -----------------------

     "Involuntary Termination" means termination of the Holder's service to the Company (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by the Company (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder's position with the Company (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder's level of authority or responsibility or (B) a reduction in such Holder's compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

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     2.16  Nonqualified Stock Option.
           -------------------------

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     2.17  Option.
           ------

     "Option" means the right to purchase Common Stock granted under Section 7.

     2.18  Option Shares.
           -------------

     "Option Shares" means the shares of Common Stock issuable upon a Holder's exercise of an Option granted under the Plan.

     2.19  Other Stock-Based Award.
           -----------------------

     "Other Stock-Based Award" means an Award granted under Section 11.

     2.20  Participant.
           -----------

     "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

     2.21  Plan Administrator.
           ------------------

     "Plan Administrator" means the Board or any committee designated to administer the Plan under Section 3.1.

     2.22  Restricted Stock.
           ----------------

     "Restricted Stock" means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

     2.23  Right of Repurchase
           -------------------

     "Right of Repurchase" has the meaning given in Section 7.4.

     2.24  Securities Act.
           --------------

     "Securities Act" means the Securities Act of 1933, as amended.

     2.25  Stock Appreciation Right.
           ------------------------

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     "Stock Appreciation Right" means an Award granted under Section 9.

     2.26  Stock Award.
           -----------

     "Stock Award" means an Award granted under Section 10.

     2.27  Subsidiary.
           ----------

     "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

3.  ADMINISTRATION

     3.1  Plan Administrator.
          ------------------

     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Award). The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board or Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     3.2  Administration and Interpretation by the Plan Administrator.
          -----------------------------------------------------------

     Except for the terms, conditions and limitations explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also

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have exclusive authority to interpret the Plan and may from time to time adopt, change and rescind rules and regulations of general application for the Plan's administration. This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this Plan and make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

4.  STOCK SUBJECT TO THE PLAN

     4.1  Authorized Number of Shares.
          ---------------------------

     Subject to adjustment from time to time as provided in Section 14.1, a maximum of 800,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

     4.2  Limitations.
          -----------

          (a) Subject to adjustment from time to time as provided in Section 14.1, not more than 375,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one (1) calendar year, except that the Company may make additional one-time grants to newly hired Participants of up to 375,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

          (b) Subject to adjustment from time to time as provided in Section 14.1, not more than 50,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year.

     4.3  Reuse of Shares.
          ---------------

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) and any shares repurchased by the Company from a Holder upon exercise of a right of repurchase shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code if and to the extent applicable. Shares that are subject to

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tandem Awards shall be counted only once. Also, upon a stock-for-stock exercise only the net number of shares will be deemed to have been used under this Plan.

5.  ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

6.  AWARDS

     6.1  Form and Grant of Awards.
          ------------------------

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

     6.2  Acquired Company Awards.
          -----------------------

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an "Acquisition Transaction"). If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

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7.  AWARDS OF OPTIONS

     7.1  Grant of Options.
          ----------------

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

     7.2  Option Exercise Price.
          ---------------------

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

     7.3  Term of Options.
          ---------------

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be five (5) years from the Grant Date.

     7.4  Exercise of Options.
          -------------------

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following: (a) 25% of the Option shall vest and become exercisable one year after the Grant Date; (b) the balance of the Option shall vest and become exercisable in a series of twelve (12) successive quarterly installments for each additional quarter thereafter; (c) in no event shall any additional Option Shares vest after termination of Holder's employment by or service to the Company; and (d) the Plan Administrator may waive or modify the foregoing schedule at any time.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

     7.5  Payment of Exercise Price.
          -------------------------

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price

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and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) a promissory note delivered pursuant to Section 12; (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) a third party designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such third party, all in accordance with the regulations of the Federal Reserve Board; or (d) such other consideration as the Plan Administrator may permit.

     7.6  Post-Termination Exercises.
          --------------------------

     The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

     If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one (1) year if the termination of the Holder's employment or services are coincident with Disability or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any

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Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first discovery by the Company of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.  INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

     8.1  Dollar Limitation.
          -----------------

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

     8.2  10% Shareholders.
          ----------------

     If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

     8.3  Eligible Employees.
          ------------------

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     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

     8.4  Term.
          ----

     The term of an Incentive Stock Option shall not exceed ten (10) years.

     8.5  Exercisability.
          --------------

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

     8.6  Taxation of Incentive Stock Options.
          -----------------------------------

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

     8.7  Promissory Notes.
          ----------------

     The amount of any promissory note delivered pursuant to Section 12 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

     8.8  Incorporation of Other Provisions.
          ---------------------------------

     With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such

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provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this Plan.

9.  STOCK APPRECIATION RIGHTS

     9.1  Grant of Stock Appreciation Rights.
          ----------------------------------

     The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

     9.2  Tandem Stock Appreciation Rights.
          --------------------------------

     A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

     9.3  Stand-Alone Stock Appreciation Rights.
          -------------------------------------

     A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

     9.4  Exercise of Stock Appreciation Rights.
          -------------------------------------

     Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10.  STOCK AWARDS

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     10.1  Grant of Stock Awards.
           ---------------------

     The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

     10.2  Issuance of Shares.
           ------------------

     Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award.

     10.3  Waiver of Restrictions.
           ----------------------

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11.  OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

12.  LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

     To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion; provided, however, that repayment of any Company loan to the Holder shall be secured by delivery of a full-recourse promissory note for the loan amount executed by the Holder, together with any other form of security determined by the Plan Administrator. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

13.  ASSIGNABILITY

     Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

14.  ADJUSTMENTS

     14.1  Adjustment of Shares.
           --------------------

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the

Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in
(i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and
(iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     14.2  Dissolution, Liquidation or Change in Control Transactions.
           ----------------------------------------------------------

          (a) In the event of the proposed dissolution or liquidation of the Company, the Company shall notify each Holder at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

          (b) If, in connection with a Change in Control, an Option does not remain outstanding and either such Option is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute options with substantially the same terms for such Option, such Option shall, unless the applicable agreement representing an Option provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion, become exercisable in full, whether or not the vesting requirements set forth in the Option Agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Option shall terminate.

          (c) Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Shares shall be accelerated, and the Company's repurchase right with respect to such shares shall lapse, in connection with a Change in Control which becomes effective before such Holder's service to the Company terminates as follows:

               (i) If Options were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection (b) above or otherwise, the vesting of all Shares shall be accelerated in full, and the Company's repurchase right with respect to all such shares shall lapse in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

          (d) Notwithstanding Subsections (b) and (c) above, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that the transaction constituting a Change in Control would qualify for treatment as a "pooling of interests" but for the acceleration of vesting provided for in Subsections (b) and (c) above, then the acceleration of exercisability or the lapse of the Company's right to repurchase shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting for such transaction.

     14.3  Further Adjustment of Awards.
           ----------------------------

     Subject to the preceding Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action. Without limiting the generality of the foregoing, if the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Holder's consent, may provide for:

          (a) the continuation of such outstanding Award by the Company (if the Company is the surviving corporation);

          (b) the assumption of the Plan and some or all outstanding Awards by the surviving corporation or its parent;

          (c) the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

          (d) the cancellation of such outstanding Awards with or without payment of any consideration.

     14.4  Limitations.
           -----------

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     14.5  Fractional Shares.
           -----------------

     In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

15.  WITHHOLDING

     The Company may require the Holder to pay to the Company in cash the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

16.  AMENDMENT AND TERMINATION OF PLAN

     16.1  Amendment of Plan.
           -----------------

     The Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate. Amendments made to the Plan which would constitute "modifications" to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for the Company to comply with or to avail the Company, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

     16.2  Termination Of Plan.
           -------------------

     The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

17.  GENERAL

     17.1  Award Agreements.
           ----------------

     Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

     17.2  Continued Employment or Services; Rights In Awards.
           --------------------------------------------------

     None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

     17.3  Registration; Certificates For Shares.
           -------------------------------------

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     17.4  No Rights As A Shareholder.
           --------------------------

     No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

     17.5  Compliance With Laws And Regulations.
           ------------------------------------

     In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of
Section 422 of the Code.

     17.6  No Trust Or Fund.
           ----------------

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

     17.7  Severability.
           ------------

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within twelve (12) months of such adoption.

     Original Plan adopted by the Board on ________, 1999 and approved by the Company's shareholders on ________, 1999.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                    ----------------------------------------


       Date of
      Adoption/                                                           Date of Shareholder
     Amendment/                                                                 Approval
     Adjustment               Section             Effect of Amendment       (if applicable)
---------------------  ----------------------  -------------------------  --------------------

Adoption by Board on             --                       --                    ______, ____
   ________, 1999


                                  ATTACHMENT 2

                            SEATTLE FILMWORKS, INC.
                     1999 STOCK INCENTIVE COMPENSATION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT


          (A)  Name of Holder: _________________________
          (B)  Grant Date: _____________________________
          (C)  Number of Shares: _______________________
          (D)  Exercise Price: _________________________
          (E)  Expiration Date: ________________________
          (F) Vesting Commencement Date: _________________

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the date set forth in Item (B) above (the "Grant Date") between Seattle FilmWorks, Inc., a Washington corporation (the "Company") and the person named in Item A above ("Holder").

     THE PARTIES AGREE AS FOLLOWS:

     1. Grant of Option; Grant Date. The Company hereby grants to Holder pursuant to the Company's 1999 Stock Incentive Compensation Plan, as amended from time to time (the "Plan"), a copy of which is available from the Company on request, the right (the "Option") to purchase up to the number of shares of the Company's Common Stock listed in Item (C) above (the "Option Shares") at the price per share set forth in Item (D) above (the "Exercise Price"), on the terms and conditions set forth in this Agreement and in the Plan, the terms and conditions of the Plan being incorporated into this Agreement by reference.
This Option is not intended to qualify as an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended. The number and kind of Option Shares and the Exercise Price may be adjusted in certain circumstances in accordance with the provisions of Section 14 of the Plan.

     2. Termination of Option. A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

          (a) five years from the date of grant;

          (b) the expiration of three months from the date of Holder's termination of employment by or services to the Company for any reason other than death or disability (as defined in the Plan);

          (c) the expiration of one year from (i) the date of Holder's death; or (ii) Holder's termination of employment by or service to the Company coincident with disability (as defined in the Plan); or

          (d) immediately upon Holder's termination of employment by or service to the Company for Cause (as defined in the Plan).

     3.  Exercise of Options.

          3.1 Exercise Schedule. This Option shall vest and be exercisable according to the following schedule: (a) 25% on the date one year after the Vesting Commencement Date; and (b) the balance in a series of twelve (12) successive equal quarterly installments for each quarter thereafter. The unvested portion of the Option, if any, shall terminate immediately upon the Holder's termination of employment by or service to the Company for any reason whatsoever. The vesting schedule for the Option is subject to acceleration in accordance with the provisions of Section 14.2 of the Plan.

          3.2 Manner of Exercise. Holder may exercise this Option by: (i) the surrender of this Option Agreement to the Secretary of the Company at the principal office of the Company, accompanied by an executed notice of exercise in the form attached hereto as Exhibit 3.2 (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), (ii) paying in full the Exercise Price in the manner provided in
Section 3.4 below and (iii) paying his or her share of any applicable withholding or employment taxes. This Option may not be exercised as to less than 100 Shares at any one time (or the lesser number of remaining shares covered by this Option). The date the Company receives each of the above items will be considered the date this Option was exercised.

          3.3 Payment. Payment is required to be made for Option Shares purchased at the time written notice of exercise of the Option is given to the Company as provided in Section 7.5 of the Plan. The proceeds of any payment shall constitute general funds of the Company.

     4. Nonassignability of Option. This Option is not assignable or transferable by Holder except in accordance with Section 13 of the Plan. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this Option in a manner not herein permitted, and any levy of execution, attachment, or similar process on this Option, shall be null and void.

     5.  Restriction on Issuance of Shares.

          5.1 Legality of Issuance. The Company shall not be obligated to sell or issue any Option Shares pursuant to this Agreement if such sale or issuance, in the judgment of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Securities Act").

          5.2 Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the sale of any Option Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any Option Shares pursuant thereto to comply with any law.

     6. Restriction on Transfer. Regardless of whether a sale of the Option Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of Option Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for its securities.

     7. Professional Advice. The acceptance and exercise of the Option and the sale of Option Shares has consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Holder. Accordingly, Holder acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option and the Option Shares. Holder further acknowledges that the Company has made no warranties or representations to Holder with respect to the income tax consequences of the grant and exercise of this Option or the sale of the Option Shares and Holder is in no manner relying on the Company or its representatives for an assessment of such consequences.

     8. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Holder may not assign any of Holder's rights under this Agreement.

     9. Damages. Holder shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Option Shares which is not in conformity with the provisions of this Agreement.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction.

     11. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Holder is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

               Seattle FilmWorks, Inc.
               1260 - 16th Avenue West
               Seattle, Washington  98119
               c/o Corporate Secretary

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for Holder and related to this Agreement, if not delivered by hand, shall be mailed to Holder's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two (2) business days after mailing, if by mail.

     12. Arbitration. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Seattle, Washington, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 12 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in
Section 11 shall be valid and sufficient.

     13. Rights of Holder. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon Holder any right to, or guarantee of, continued employment by, or service as a director or consultant to, the

Company, or in any way limit the right of the Company to terminate Holder's relationship with the Company.

     Agreement Subject to Plan. This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan will be made available to Holder upon request. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of this Agreement shall govern and control. This Agreement and the Plan set forth the entire and exclusive understanding between the Company and Holder with respect to the Option and shall be deemed to integrate, replace and supersede all previous communications, representations or agreements between the parties, whether written or oral, regarding the grant of stock options or the purchase by or issuances of shares to Holder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the Holder.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the Effective Date.

                              SEATTLE FILMWORKS, INC.

                              By _______________________________________________

                              Title ____________________________________________


Holder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                              Holder ___________________________________________

                                  EXHIBIT 3.2

                               NOTICE OF EXERCISE

                  (To be signed only upon exercise of Option)


To:  Seattle FilmWorks, Inc.

     ____________________________

     The undersigned, the holder of an option to purchase shares of common stock of Seattle FilmWorks, Inc. pursuant to an Option Agreement dated as of __________ __, ____ (the "Option Agreement") hereby irrevocably elects to exercise the purchase right represented by the Option Agreement for, and to purchase under that Option Agreement, __________ shares of Common Stock and herewith makes payment of $_____________ for those shares and payment of $___________ for holder's share of withholding and employment taxes resulting from such exercise. Holder hereby confirms the representations, warranties and agreements set forth in the Option Agreement.

     DATED: __________________, ____.


                              HOLDER:

                              __________________________________________________


                              By:_______________________________________________
                              Title:____________________________________________

                              ADDRESS:
                              __________________________________________________
                              __________________________________________________
                              __________________________________________________

                                  ATTACHMENT 3

                            SEATTLE FILMWORKS, INC.
                     1999 STOCK INCENTIVE COMPENSATION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


          (A)  Name of Holder: _________________________
          (B)  Grant Date: _____________________________
          (C)  Number of Shares: _______________________
          (D)  Exercise Price: _________________________
          (E)  Expiration Date: ________________________
          (F)  Vesting Commencement Date: _________________


     THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the date set forth in Item (B) above (the "Grant Date") between Seattle FilmWorks, Inc., a Washington corporation (the "Company") and the person named in Item A above ("Holder").

     THE PARTIES AGREE AS FOLLOWS:

     1. Grant of Option; Grant Date. The Company hereby grants to Holder pursuant to the Company's 1999 Stock Incentive Compensation Plan, as amended from time to time (the "Plan"), a copy of which is available from the Company on request, the right (the "Option") to purchase up to the number of shares of the Company's Common Stock listed in Item (C) above (the "Option Shares") at the price per share set forth in Item (D) above (the "Exercise Price"), on the terms and conditions set forth in this Agreement and in the Plan, the terms and conditions of the Plan being incorporated into this Agreement by reference.
This Option is intended  to qualify as an incentive stock option for purposes of
Section 422 of the Internal Revenue Code of 1986, as amended. The number and kind of Option Shares and the Exercise Price may be adjusted in certain circumstances in accordance with the provisions of Section 14 of the Plan.

     2. Termination of Option. A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

          (a) five years from the date of grant;

          (b) the expiration of three months from the date of Holder's termination of employment by or services to the Company for any reason other than death or disability (as defined in the Plan);

          (c) the expiration of one year from (i) the date of Holder's death; or
(ii) Holder's termination of employment by or service to the Company coincident with disability (as defined in the Plan); or

          (d) immediately upon Holder's termination of employment by or service to the Company for Cause (as defined in the Plan).

     3.  Exercise of Options.

          3.1 Exercise Schedule. This Option shall vest and be exercisable according to the following schedule: (a) 25% on the date one year after the Vesting Commencement Date; and (b) the balance in a series of twelve (12) successive equal quarterly installments for each quarter thereafter. The unvested portion of the Option, if any, shall terminate immediately upon the Holder's termination of employment by or service to the Company for any reason whatsoever. The vesting schedule for the Option is subject to acceleration in accordance with the provisions of Section 14.2 of the Plan.

          3.2 Manner of Exercise. Holder may exercise this Option by: (i) the surrender of this Option Agreement to the Secretary of the Company at the principal office of the Company, accompanied by an executed notice of exercise in the form attached hereto as Exhibit 3.2 (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), (ii) paying in full the Exercise Price in the manner provided in
Section 3.4 below and (iii) paying his or her share of any applicable withholding or employment taxes. This Option may not be exercised as to less than 100 Shares at any one time (or the lesser number of remaining shares covered by this Option). The date the Company receives each of the above items will be considered the date this Option was exercised.

          3.3 Payment. Payment is required to be made for Option Shares purchased at the time written notice of exercise of the Option is given to the Company as provided in Section 7.5 of the Plan. The proceeds of any payment shall constitute general funds of the Company.

     4. Nonassignability of Option. This Option is not assignable or transferable by Holder except in accordance with Section 13 of the Plan. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this Option in a manner not herein permitted, and any levy of execution, attachment, or similar process on this Option, shall be null and void.

     5.  Restriction on Issuance of Shares.

          5.1 Legality of Issuance. The Company shall not be obligated to sell or issue any Option Shares pursuant to this Agreement if such sale or issuance, in the judgment of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Securities Act").

          5.2 Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the sale of any Option Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any Option Shares pursuant thereto to comply with any law.

     6. Restriction on Transfer. Regardless of whether a sale of the Option Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of Option Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for its securities.

     7. Professional Advice. The acceptance and exercise of the Option and the sale of Option Shares has consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Holder. Accordingly, Holder acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option and the Option Shares. Holder further acknowledges that the Company has made no warranties or representations to Holder with respect to the income tax consequences of the grant and exercise of this Option or the sale of the Option Shares and Holder is in no manner relying on the Company or its representatives for an assessment of such consequences.

     8. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Holder may not assign any of Holder's rights under this Agreement.

     9. Damages. Holder shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Option Shares which is not in conformity with the provisions of this Agreement.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction.

     11. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Holder is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

               Seattle FilmWorks, Inc.
               1260 - 16th Avenue West
               Seattle, Washington  98119
               c/o Corporate Secretary

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for Holder and related to this Agreement, if not delivered by hand, shall be mailed to Holder's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two (2) business days after mailing, if by mail.

     12. Arbitration. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Seattle, Washington, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 12 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in
Section 11 shall be valid and sufficient.

     13. Rights of Holder. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon Holder any right to, or guarantee of, continued employment by, or service as a director or consultant to, the

Company, or in any way limit the right of the Company to terminate Holder's relationship with the Company.

     Agreement Subject to Plan. This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan will be made available to Holder upon request. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of this Agreement shall govern and control. This Agreement and the Plan set forth the entire and exclusive understanding between the Company and Holder with respect to the Option and shall be deemed to integrate, replace and supersede all previous communications, representations or agreements between the parties, whether written or oral, regarding the grant of stock options or the purchase by or issuances of shares to Holder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the Holder.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the Effective Date.

                              SEATTLE FILMWORKS, INC.

                              By _______________________________________________

                              Title ____________________________________________

Holder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                              __________________________________________________
                              Holder

                                  EXHIBIT 3.2

                               NOTICE OF EXERCISE

                  (To be signed only upon exercise of Option)


To:  Seattle FilmWorks, Inc.

     ____________________________

     The undersigned, the holder of an option to purchase shares of common stock of Seattle FilmWorks, Inc. pursuant to an Option Agreement dated as of ____________ __, ____ (the "Option Agreement") hereby irrevocably elects to exercise the purchase right represented by the Option Agreement for, and to purchase under that Option Agreement, __________ shares of Common Stock and herewith makes payment of $_____________ for those shares and payment of $___________ for holder's share of withholding and employment taxes resulting from such exercise. Holder hereby confirms the representations, warranties and agreements set forth in the Option Agreement.

     DATED: ________________ __, ____.


                              HOLDER:

                              __________________________________________________


                              By:_______________________________________________
                              Title:____________________________________________

                              ADDRESS:
                              __________________________________________________
                              __________________________________________________
                              __________________________________________________